UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              ___________________
                                    FORM 8-K
                                 CURRENT REPORT
                              ___________________

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) April 30, 1996

                               LASERMEDICS, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number 33-49972

         TEXAS		                             76-0335587
(State or other jurisdiction of		(IRS Employer Identification Number)
incorporation or organization)

               120 Industrial Boulevard, Sugar Land, Texas  77478
          (Address of principal executive offices, including zip code)

                                  713-276-7000
              (Registrant's telephone number, including area code)

                 2427 Murphy Road, Missouri City, Texas  77459
                         (Former address of registrant)

                               LASERMEDICS, INC.

                                    FORM 8-K
                                 CURRENT REPORT

Item 2.		Acquisition or Disposition of Assets

	On April 30, 1996 Lasermedics, Inc., a Texas corporation (the "Company"), entered into an agreement with Maxxim Medical, Inc., a Delaware corporation ("Maxxim"), whereby the Company purchased certain assets of (and assumed certain liabilities associated with) the Henley Healthcare Division ("Henley") of Maxxim for an estimated purchase price of approximately $13
million.   This purchase price (i) was determined by adding $1.0 million to the estimated net book value of the Henley assets as of April 30, 1996 and (ii) is subject to adjustment based on a final determination of the net book value of the Henley assets following the closing. The assets acquired consist of real property; tangible personal property including machinery, equipment, furniture and fixtures; general intangibles; contracts; business licenses; accounts receivable; inventory; and prepaid expenses.

	The purchase price was paid by the issuance of the Company's convertible subordinated promissory note in the principal amount of $7,000,000 (the "Note") with the balance of the purchase price being paid in cash. The Company obtained the cash portion of the purchase price pursuant to a loan agreement entered into with Comerica Bank - Texas, a Texas banking corporation ("Comerica"), which loan is secured by substantially all of the assets of the Company including the Henley assets acquired from Maxxim.

	Henley specializes in the manufacturing and marketing of a complete line of physical therapy products and is the second largest provider of turn-key physical therapy products in the U.S. The Company intends to continue the manufacturing and marketing of this line of products and believes that the acquisition of Henley will complement as well as diversify its total product offering and will help provide an international distribution system for its non-invasive low-energy laser for the treatment of repetitive stress disorders including carpal tunnel syndrome.

	The Note is due and payable on March 1, 2003 with interest payable semi-annually on November 1 and May 1 of each calendar year and calculated at a rate equal to 2% per annum and increasing annually 2% per annum. The Company may redeem all or any portion of the outstanding principal amount of the Note at redemption prices ranging from 104% to 110% of the principal amount being redeemed, depending on when the redemption occurs as set forth in the Note. In addition, the Note is subject to mandatory redemption in annual installments of $1.4 million commencing on March 1, 1999 at premiums starting at 7% and decreasing 1% each year. The Company is also required to redeem 40% of the Note upon the completion of a public offering. The Note is convertible into common stock at an initial conversion price of $3 per share, provided that upon the occurrence of any default under the Note, the conversion price will be automatically adjusted to an amount equal to the lesser of the conversion price then in effect or 80% of the average market price for the Company's common stock for the 30
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trading days immediately preceding the event of default.  The conversion price is also subject to adjustment upon the occurrence of certain events (including certain issuances of common stock for less than the conversion price) to provide anti-dilution protection. The common stock issuable on conversion of the Note is subject to the terms of a registration rights agreement entered into by the Company and Maxxim whereby Maxxim (and certain subsequent holders) shall retain certain demand and piggyback registration rights with respect to those shares of common stock.

     The loan agreement with Comerica provides for a revolving loan, which permits borrowings up to $4,000,000 pursuant to a borrowing base calculation derived from the Company's accounts receivable and inventory. The $4,000,000 revolving loan also includes a $250,000 letter of credit facility. In addition, the Company received two term loans in the amount of $893,000 and $1,616,000, respectively. The revolving loan's maturity date is two years from the date of the loan agreement while the maturity dates of the $893,000 and $1,616,000 term loans are five years and fifteen years, respectively, from the date of the loan agreement, except that Comerica may call the $1,616,000 term loan beginning on the fifth anniversary of the loan agreement. All of the borrowings from Comerica are secured by substantially all of the assets of the Company including the Henley assets acquired from Maxxim. The loan agreement also contains a number of affirmative covenants, negative covenants and financial covenants with which the Company must comply including a minimum tangible net worth, leverage ratio, working capital ratio, fixed charge ratio and interest coverage ratio. The Company is also limited in the amount of its capital expenditures and research and development expenditures, and all future acquisitions and major corporate transactions require approval of Comerica, as do offerings of securities by the Company.

Item 5.		Other Events

	The Company's Board of Directors increased the number of directors constituting the entire Board of Directors from two to four, effective January 15, 1996, and elected Dan D. Sudduth and Dr. Pedro A. Rubio to fill the vacancies created by such increase.

	Mr. Sudduth is President and Director of AMC Home Healthcare, Inc., a respiratory therapy company in Houston, Chairman of Mezzanine Financial Relations, Inc., a merchant banking firm in Houston and Chief Financial Officer and Director of Creative Communications International, Inc., a Houston
telecommunications company.   From 1992-1994 Mr. Sudduth served as Chairman and
CEO of Heart Labs of America, Inc. (NASDAQ: HLOA), a provider of Continuous Passive Motion services. From 1988-1992 he was President, Chief Financial Officer and Director of American BioMed, Inc. (NASDAQ: ABMI), a manufacturer and distributor of minimally invasive surgical devices, and from 1982-1989 served as President and CEO of First Stamford Group, Inc., a financial consulting firm that specialized in mergers & acquisitions. Prior to 1988, Mr. Sudduth served in various business executive positions in industry including the commercial banking industry. Mr. Sudduth holds a Bachelor of Business Administration degree from Lamar University.

	Dr. Rubio is Clinical Associate Professor of Surgery at the University of Texas Health Science Center (Houston) and Director of Education of the Laser Training Institute (Houston). He served as World President of the International College of Surgeons (Chicago) in 1995, and is

                                       3

Chairman Emeritus of the Department of Surgery at the Columbia/HCA Medical Center Hospital (Houston). He also practiced in cardiovascular, thoracic and general surgery, has published numerous papers (including surgical atlases, monographs and dissertations) in national and international journals, and holds the following degrees: Bachelor of Science, Master of Science in Surgical Technology, Doctor of Philosophy in Biomedical Technology and Doctor of Medicine and Surgery. Dr. Rubio is a Diplomate of the American Boards of Surgery, Laser Surgery, Abdominal Surgery, Forensic Medicine, Quality Assurance and Pain Management.

	In connection with the acquisition of Henley, the Company entered into an agreement with Maxxim, Mr. Michael Barbour (the Company's President and a director) and Dr. Chadwick Smith (the Company's Chairman of the Board of Directors) pursuant to which, among other things, (i) the Company created two vacancies in its Board of Directors and elected a nominee of Maxxim, Mr. Kenneth
W. Davidson, to fill one vacancy, (ii) Mr. Barbour and Dr. Smith agreed to vote their shares of the Company common stock in favor of such nominee during the term of the agreement and (iii) the Company elected Dr. Ernest J. Henley, a director of Maxxim, to fill the other vacancy.

	Mr. Davidson has served as Chairman of the Board of Directors, Chief Executive Officer and President of Maxxim since November 1986, prior to which time he was the Corporate Director of Business Development at Intermedics, a manufacturer of implantable medical devices.

	Dr. Henley has served as a director and consultant to Maxxim since 1976 and for more than the past five years has been a professor of Chemical Engineering at the University of Houston.

	Also, in connection with the acquisition of Henley the Company terminated the employment agreements under which Mr. Barbour and Dr. Smith currently serve. The Company anticipates entering into new employment agreements with Mr. Barbour and Dr. Smith. Such agreements could include an increase in base salary, granting of stock options and other changes in compensation.

	The Board of Directors of the Company adopted a 1996 Incentive Stock Option Plan (the "Employee Plan"), effective January 15, 1996, covering 1.2 million shares of the Company's common stock and a 1996 Non-Employee Directors Stock Option Plan (the "Outside Director Plan") covering 250,000 shares of common stock. Both of these Plans will be subject to further approval by the Company's shareholders at the upcoming annual meeting and shareholders will be receiving proxy materials relating to those Plans for approval at that time.

	In connection with their election to the Board of Directors, Mr. Sudduth and Dr. Rubio were each granted stock options effective January 15, 1996, under the Non-Employee Director Stock Option Plan to purchase a total of 25,000 shares of the Company's common stock at a price of $5.50 per share. These options are subject to shareholder approval of the Non- Employee Director Stock Option Plan.

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Item 7.		Financial Statements, Pro Forma Financial Information, and
                Exhibits

(a) and (b)	Financial Statements of Business Acquired and Pro Forma
                Financial Information.

	At this time it is impractical to provide the required financial statements of Henley and the pro forma financial information that are required
to be furnished with this Form 8-K.   The Company anticipates filing this
information under cover of Form 8-K/A as soon as practicable within the next 60 days.

(c)	The following exhibits, from which schedules and attachments have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K:

                                    EXHIBITS

Exhibit
Number               	    Description
- -------                     -----------
1.1	Agreement of Purchase and Sale of Assets dated April 30, 1996 by and between the Company and Maxxim.

1.2	Lasermedics, Inc. Convertible Subordinated Promissory Note dated April
        30, 1996 in the original principal amount of $7,000,000 payable to Maxxim.

1.3	Registration Rights Agreement dated April 30, 1996 by and  between the
        Company and Maxxim.

1.4	Voting and Shareholders Agreement dated April 30, 1996 by and between
        Michael M. Barbour, Chadwick F. Smith, MD, and  Maxxim.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LASERMEDICS, INC.
					   (Registrant)

Date: May 14,1996			 By: MICHAEL M. BARBOUR
					     President & Chief
					     Executive Officer